VICTORY PORTFOLIOS
                           REPORTABLE TRANSACTIONS
              Rule 10f-3 - Restricted Underwriting Transactions


                                 Form 10f-3
       Record of Securities Purchased under the Rule 10f-3 Procedures



1.   Name of Purchasing Portfolio: Victory Ohio Municipal Bond Fund


2.   Issuer: Cleveland Ohio Municipal School District
             5%, 12/1/21
             5%, 12/1/22
             5.25%, 12/1/24
             5%, 12/1/27


3.   Date of Purchase: June 25, 2004


4.   Underwriter from whom purchased: National City


5. Name of Affiliated Underwriter (as defined in the Rule 10f-3 procedures) managing or participating in syndicate (attach list of all members of syndicated):

     National City, McDonald


6.   Aggregate principal amount of purchase: $7,095,000


7.   Aggregate principal amount of offering: $125,000,000


8.   Purchase price (Net of fees and expenses):

     1,800,000, 5%, 12/1/21 @ 101.872
     2,000,000, 5%, 12/1/22 @ 101.241
     1,295,000, 5.25%, 12/1/24 @ 102.634
     2,000,000, 5%, 12/1/27 @ 98.503


9.   Date offering commenced: June 21, 2004


10.  Commission, spread or profit: $2.50 per bond

11.  Have the following conditions been satisfied:

     a. The securities are a part of an issue registered under the Securities Act of 1933, which is being offered to the public, or are "municipal securities" as defined in Section 3(a)(29) of the Securities Exchange Act of 1934 or is part of an "Eligible Foreign Offering" as defined in the Rule or an "Eligible Rule 144A Offering" as defined in the Rule.

                                                                       Yes
                                                                       ---


     b. The purchase was made prior to the end of the first day on which any sales were made at no more than the price paid by each other purchaser of securities in that offering or any concurrent offering or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.

                                                                       Yes
                                                                       ---

     c.   The underwriting was a firm commitment underwriting.

                                                                       Yes
                                                                       ---

     d. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

                                                                       Yes
                                                                       ---

     e. In respect of any securities other than municipal securities, the issuer of such securities has been in continuous operation of not less than three years (including the operations of predecessors), or in respect of any municipal securities, the issue of such securities has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years (including the operations of any predecessors), it has received one of the three highest ratings from at least one such rating service.

                                                                       Yes
                                                                       ---

     f. The amount of such securities purchased by all of the Portfolio and investment companies advised by the Adviser did not exceed 25% of any such class or, in the case of an Eligible Rule 144A Offering, 25% of the total of the principal amount of any class sold to Qualified Institutional Buyers plus the principal amount of such class in any concurrent public offering

                                                                       Yes
                                                                       ---

     g. No Affiliated Underwriter was a direct or indirect participant or benefited directly or indirectly from the purchase or, in the case of Eligible Municipal Securities, the purchase was not designated as a group transaction.

                                                                       Yes
                                                                       ---


Approved: Holly M. Cavalier            Date: June 24, 2004
          -----------------                  -------------


Board of Trustees Review Date: August 11, 2004
                               ---------------

                             VICTORY PORTFOLIOS
                           REPORTABLE TRANSACTIONS
              Rule 10f-3 - Restricted Underwriting Transactions


                                 Form 10f-3
       Record of Securities Purchased under the Rule 10f-3 Procedures



1.   Name of Purchasing Portfolio: Victory Diversified Stock Fund


2.   Issuer: Genworth Financial Inc.


3.   Date of Purchase: May 24, 2004


4.   Underwriter from whom purchased: Morgan Stanley


5. Name of Affiliated Underwriter (as defined in the Rule 10f-3 procedures) managing or participating in syndicate (attach list of all members of syndicated):

     Morgan Stanley, Goldman Sachs & Co., Banc of America Securities LLC, Deutsche Bank Securities, Merrill Lynch & Co., Citigroup, JPMorgan, UBS Investment Bank, Credit Suisse First Boston, Lehman Brothers, Blaylock & Partners L.P., Edward D. Jones & Co. L.P., KeyBanc Capital Markets, Stephens Inc., Cochran Caronia & Co., Fox-Pitt Kelton, Legg Mason Wood Walker, Dowling & Partners Securities, Keefe Bruyette & Woods, Raymond James, The Williams Capital Group L.P.


6.   Aggregate principal amount of purchase: 642,000 shares


7.   Aggregate principal amount of offering: 145,000,000 shares


8.   Purchase price (Net of fees and expenses): $19.50


9.   Date offering commenced: May 25, 2004


10.  Commission, spread or profit: Concession - $0.44 per share

11.  Have the following conditions been satisfied:

     a. The securities are a part of an issue registered under the Securities Act of 1933, which is being offered to the public, or are "municipal securities" as defined in Section 3(a)(29) of the Securities Exchange Act of 1934 or is part of an "Eligible Foreign Offering" as defined in the Rule or an "Eligible Rule 144A Offering" as defined in the Rule.

                                                                       Yes
                                                                       ---

     b. The purchase was made prior to the end of the first day on which any sales were made at no more than the price paid by each other purchaser of securities in that offering or any concurrent offering or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.

                                                                       Yes
                                                                       ---

     c.   The underwriting was a firm commitment underwriting.

                                                                       Yes
                                                                       ---

     d. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

                                                                       Yes
                                                                       ---

     e. In respect of any securities other than municipal securities, the issuer of such securities has been in continuous operation of not less than three years (including the operations of predecessors), or in respect of any municipal securities, the issue of such securities has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years (including the operations of any predecessors), it has received one of the three highest ratings from at least one such rating service.

                                                                       Yes
                                                                       ---

     f. The amount of such securities purchased by all of the Portfolio and investment companies advised by the Adviser did not exceed 25% of any such class or, in the case of an Eligible Rule 144A Offering, 25% of the total of the principal amount of any class sold to Qualified Institutional Buyers plus the principal amount of such class in any concurrent public offering

                                                                       Yes
                                                                       ---

     g. No Affiliated Underwriter was a direct or indirect participant or benefited directly or indirectly from the purchase or, in the case of Eligible Municipal Securities, the purchase was not designated as a group transaction.

                                                                       Yes
                                                                       ---


Approved: Holly M. Cavalier            Date: May 24, 2004
          -----------------                  ------------


Board of Trustees Review Date: December 8, 2004
                               ----------------